EXHIBIT 4-C-4

                            HARTMARX CORPORATION

         FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


            This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of August 9, 2001 and entered into by and among HARTMARX CORPORATION, a Delaware corporation ("Borrower"), the LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to as a "Lender" and collectively as "Lenders"), GENERAL ELECTRIC CAPITAL CORPORATION, as Managing Agent and Collateral Agent for Lenders ("Managing Agent"), and THE BANK OF NEW YORK, and BANK OF AMERICA, N.A. as co-agents (collectively, the "Co-Agents") and, for purposes of Section 4 hereof, the GUARANTORS IDENTIFIED ON THE SIGNATURE PAGES HEREOF (collectively the "Guarantors"), and is made with reference to that certain Amended and Restated Credit Agreement dated as of August 18, 1999 among Borrower, Lenders, Managing Agent and Co-Agents (as amended, the "Credit Agreement"; capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement). Unless otherwise indicated, Section and subsection references contained herein shall be to the corresponding Sections and subsections of the Credit Agreement.

                                  RECITALS

            WHEREAS, Borrower has requested that Requisite Lenders amend certain provisions of the Credit Agreement to extend the date by which Borrower may make the CAG Acquisition from July 15, 2001 to August 15, 2001;

            WHEREAS, Borrower and Requisite Lenders desire, subject to the terms and conditions set forth herein, to amend the Credit Agreement to (i) extend the date by which Borrower may make the CAG Acquisition from July 15, 2001 to August 15, 2001, and (ii) make certain other amendments as set forth below;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

1.1   Amendments to Section 1:  Definitions
      -------------------------------------

            Subsection 1.1 of the Credit Agreement is hereby amended by deleting "July 11, 2001" appearing in the definition of "CAG Acquisition" and substituting "August 10, 2001" therefor.

1.2   Amendments to Section 7: Borrower's Negative Covenants
      ------------------------------------------------------

      A. Subsection 7.4(xi) of the Credit Agreement is hereby amended by deleting the phrase "Letter of Indemnity dated as of July 11, 2001" therein and substituting "Letter of Indemnity dated on or about the date of the consummation of the CAG Acquisition" therefor.

      B. Subsection 7.7(v) of the Credit Agreement is hereby amended by deleting "July 15, 2001" therein and substituting "August 15, 2001" therefor.


Section 2.  CONDITIONS TO EFFECTIVENESS

            Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fourth Amendment Effective Date"):

      A. On or before the Fourth Amendment Effective Date, Borrower shall deliver to Lenders (or to Managing Agent for Lenders with sufficient originally executed copies for each Lender and its counsel) executed copies of this Amendment dated the Fourth Amendment Effective Date.

      B. On or before the Fourth Amendment Effective Date, Managing Agent and Requisite Lenders shall have delivered to Managing Agent an executed original or telefacsimile of a counterpart of this Amendment.

Section 3.  REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Amendment, Borrower represents and warrants to Lenders that after giving effect to this Amendment in the manner contemplated by Section 2 of this Amendment, each of the following is true and correct:

      (a) no event has occurred and is continuing which constitutes an Event of Default or Potential Event of Default;

      (b) the representations and warranties of Borrower and the other Credit Parties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof and as of the Fourth Amendment Effective Date to the same extent as though made on and as of the date hereof and as of the Fourth Amendment Effective Date except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

      (c) each of Borrower and the other Credit Parties has performed all agreements on its part to be performed prior to the date hereof as set forth in the Credit Agreement and the other Loan Documents;

      (d) Borrower and the Guarantors have all requisite corporate power and authority to enter into this Amendment, to consummate the transactions contemplated by this Amendment and the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents;

      (e) the execution of this Amendment, and the consummation of the transactions contemplated by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower and the Guarantors; and

      (f) the execution and delivery by Borrower and the Guarantors of this Amendment, and the consummation of the transactions contemplated by this Amendment by Borrower and the Guarantor, does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the Guarantors or any of their respective Subsidiaries, any constating documents of Borrower, the Guarantors or any order, judgment or decree of any court or other agency of government binding on Borrower, the Guarantors or any or their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower, the Guarantors or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower, the Guarantors or any of their respective Subsidiaries.

Section 4.  GUARANTORS

            Each of the Guarantors hereby consents to this Amendment and agrees that each Loan Document to which it is a party shall continue in full force and effect and shall be valid and enforceable and shall not be impaired or affected by the execution of this Amendment and is hereby ratified and confirmed.

Section 5.  MISCELLANEOUS

5.1   References to and Effect on the Credit Agreement and Other Loan Documents
      -------------------------------------------------------------------------

      A. On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" , "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby;

      B. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

      C. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

5.2   Fees and Expenses
      -----------------

            Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Managing Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

5.3   Headings
      --------

            Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

5.4   Applicable Law
      --------------

            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

5.5   Counterparts
      ------------

            This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                [Remainder of page intentionally left blank]




            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                               BORROWER:

                               HARTMARX CORPORATION


                               By: /s/ Glenn R. Morgan
                                  -----------------------------------------
                                  Glenn R. Morgan, Executive Vice President
                                  and Chief Financial Officer







                                     GUARANTORS:


                                     HMX Sportswear, Inc. (formerly known as
                                        American Apparel Brands, Inc.)
                                     Anniston Sportswear Corporation
                                     Biltwell Company, Inc.
                                     Briar, Inc.
                                     CAG Acquisition Corp.
                                     C.M. Clothing, Inc.
                                     C.M. Outlet Corp.
                                     Chicago Trouser Company, Ltd.
                                     Country Miss, Inc.
                                     Country Suburbans, Inc.
                                     Direct Route Marketing Corporation
                                     E-Town Sportswear Corporation
                                     Fairwood-Wells, Inc.
                                     Gleneagles, Inc.
                                     Handmacher Fashions Factory Outlet, Inc.
                                     Handmacher-Vogel, Inc.
                                     Hartmarx International, Inc.
                                     Hart Schaffner & Marx
                                     Hart Services, Inc.
                                     Thos. Heath Clothes, Inc.
                                     TAG Licensing, Inc.
                                     Hickey-Freeman Co., Inc.
                                     Higgins, Frank & Hill, Inc.
                                     Hoosier Factories, Incorporated
                                     HSM University, Inc.
                                     Intercontinental Apparel, Inc.
                                     International Women's Apparel, Inc.
                                     Jaymar-Ruby, Inc.
                                     JRSS, Inc.
                                     Kuppenheimer Men's Clothiers
                                     Dadeville, Inc.
                                     Men's Quality Brands, Inc.
                                     National Clothing Company, Inc.
                                     106 Real Estate Corp.
                                     Plaid Clothing Company, Inc.
                                     Rector Sportswear Corporation
                                     Robert's International Corporation
                                     SALHOLD, Inc.
                                     Seaford Clothing Co.
                                     Society Brand, Inc.
                                     Robert Surrey, Inc.
                                     Tailored Trend, Inc.
                                     Thorngate Uniforms, Inc.
                                     Trade Finance International Limited
                                     Universal Design Group, Ltd.
                                     M. Wile & Company, Inc.
                                     Winchester Clothing Company
                                     Yorke Shirt Corporation



                                     By: /s/ Glenn R. Morgan
                                        ---------------------------------------
                                        Glenn R. Morgan
                                        Vice President of each of the foregoing





                                     LENDERS:

                                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                     individually, as Managing Agent
                                       and as Collateral Agent

                                     By: /s/ Michael J. McKay
                                        ---------------------------------------
                                     Name:   Michael J. McKay
                                     Title:  Its Duly Authorized Signatory





                                     THE BANK OF NEW YORK,
                                     individually, as Co-Agent and as
                                     Issuing Lender for the Letters of Credit


                                     By: /s/ Charlotte Sohn Fulks
                                        ---------------------------------------
                                     Name:   Charlotte Sohn Fulks
                                     Title:  Vice President





                                     BANK OF AMERICA, N.A.,
                                     individually and as Co-Agent


                                     By:
                                         --------------------------------------
                                     Name:
                                     Title:





                                     MANUFACTURERS AND TRADERS TRUST COMPANY



                                     By:  /s/ Christopher Kania
                                        ---------------------------------------
                                     Name:    Christopher Kania
                                     Title:   Vice President





                                     HARRIS TRUST AND SAVINGS BANK


                                     By:  /s/ Ronald U. Redd
                                         --------------------------------------
                                     Name:    Ronald U. Redd
                                     Title:   Vice President





                                     THE NORTHERN TRUST COMPANY


                                     By:  /s/ Nicole D. Boehm
                                         --------------------------------------
                                     Name:    Nicole D. Boehm
                                     Title:   Second Vice President